Exhibit 99.1

FOR IMMEDIATE RELEASE

AEGERION PHARMACEUTICALS ANNOUNCES APPOINTMENT

OF SOL J. BARER, Ph.D. TO BOARD OF DIRECTORS

Cambridge, MA, April 19, 2011 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders, announced today the appointment of Sol J. Barer, Ph.D., Chairman of Celgene Corporation, to its Board of Directors, effective May 1, 2011. Dr. Barer will also serve as Chair of the Compensation Committee.

Dr. Barer is the Chairman of Celgene. He previously served as Chairman and Chief Executive Officer from May 2006 until June 2010, when he was appointed Executive Chairman and transitioned to his current position in January 2011. Prior to that, he held several positions within Celgene, including President and Chief Operating Officer. Dr. Barer joined the Celanese Research Company in 1974 and formed the biotechnology group that was subsequently spun out to form Celgene. Dr. Barer also currently serves on the Board of Directors of Amicus Therapeutics, the Board of Directors of ContraFect, is Chairman of the Board of Trustees for BioNJ and Chairs the University of Medicine and Dentistry of New Jersey Advisory Committee. Dr. Barer received a Ph.D. in Organic Chemistry from Rutgers University and a B.S. from Brooklyn College.

“With his wealth of operational and management experience in building one of the world’s largest biotechnology companies, we are honored to have Dr. Barer join Aegerion’s Board,” commented David Scheer, Chairman of the Board. “He will be a strategic advisor as the Company seeks to commercialize its lead drug candidate, Lomitapide.”

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) is an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders. The Company’s lead product, Lomitapide, is in Phase III clinical development. Lomitapide is initially being developed to treat patients with a rare genetic lipid disorder called homozygous familial hypercholesterolemia, or HoFH. The Company also plans to initiate a clinical program for Lomitapide to treat patients with a severe genetic form of hypertriglyceridemia called familial chylomicronemia.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding expected regulatory filings for and commercialization of the Company’s lead product candidate, lomitapide. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. The risks and uncertainties include, the Company’s history of operating losses; the Company’s potential need for additional capital to fund operations and develop its product candidates; uncertainties associated with the clinical development and associated regulatory filings of the Company’s product candidates, including the risk that the Company’s regulatory filings may not be accepted by the applicable regulatory authorities; the risk that the Company’s product candidates may not be approved for any indication, or if approved; the risk that the finally approved definition of the targeted patient populations for the Company’s product candidates may be narrower than expected; risks associated with undesirable side effects experienced by some patients in clinical trials for the Company’s product candidates; risks associated with the Company’s lack of sales and marketing experience; the highly competitive industry in which the Company operates; risks associated with the Company’s intellectual property rights and the extent to which such intellectual property rights protect the Company’s product candidates; the risk that third parties may allege that the Company infringes their intellectual property rights or that the Company has failed to comply with the provisions of its in-license agreements; risks associated with the Company’s reliance on third parties, in particular clinical research organizations and contract manufacturers; risks associated with the Company’s ability to recruit, hire and retain qualified personnel; and risks associated with volatility in the Company’s stock price as a newly public company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosure contained in the Company’s public filings with the Securities and Exchange Commission, including the Company’s recent Annual Report on Form 10-K under the heading “Risk Factors” and available on its investor relations website at http://www.aegerion.com and on the SEC’s website at http://www.sec.gov.

CONTACT:

Aegerion Pharmaceuticals, Inc. Corporate Will Lewis, President +1 (908) 707-2100	LaVoie Group, Inc. Investors & Media Amanda Murphy +1 (978) 745-4200 x107 amurphy@lavoiegroup.com